UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2012

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive, One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Securities Holders

(a)          Sealy Corporation (“Sealy” or the “Company”) held its annual meeting of stockholders on April 18, 2012.

(b)         The name of each director elected at the meeting and a brief description of each other matter voted upon at the meeting is set forth below.

The stockholders elected all of Sealy’s nominees for directors and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 2, 2012. The tabulation of votes for each proposal is as follows:

(1)          Election of Directors:

		Shares		Broker Non-
Nominee	Shares For	Withheld	Abstained	Votes
Simon E. Brown	66,710,450	15,060,518	—	9,910,776
Deborah G. Ellinger	56,661,309	25,109,659	—	9,910,776
James W. Johnston	56,656,385	25,114,583	—	9,910,776
Gary E. Morin	56,834,557	24,936,411	—	9,910,776
Dean B. Nelson	62,757,222	19,013,746	—	9,910,776
Paul J. Norris	66,715,150	15,055,818	—	9,910,776
John B. Replogle	66,769,950	15,001,018	—	9,910,776
Richard W. Roedel	62,253,285	19,517,683	—	9,910,776
Lawrence J. Rogers	73,238,079	8,532,889	—	9,910,776

(2)          Ratification of Appointment of Independent Registered Public Accounting Firm:

For	85,300,901
Against	6,287,140
Abstained	93,703
Broker Non-Votes	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALY CORPORATION

/s/ Michael Q. Murray
Date: April 23, 2012
	By:	Michael Q. Murray
	Its:	Senior Vice President and General Counsel